Exhibit 12

                           HARTFORD LIFE INSURANCE CO.

         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
             TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


(IN MILLIONS)                                           YTD         YTD        YTD            YTD         YTD
                                                     12/31/04    12/31/03    12/31/02      12/31/01     12/31/00
------------------------------------------------------------------------------------------------------------------
   EARNINGS                                       $    1,012      $  794    $    428     $    696    $    681
ADD:
FIXED CHARGES
   Interest expense                                      -           -          -              -           -
------------------------------------------------------------------------------------------------------------------
   Interest factor attributable to rentals               6           6          7              6           7
------------------------------------------------------------------------------------------------------------------
TOTAL FIXED CHARGES                                      6           6          7              6           7
   Interest credited to contractholders                1,658       1,055       974            939         920
==================================================================================================================
TOTAL FIXED CHARGES INCLUDING INTEREST CREDITED
TO CONTRACTHOLDERS                                     1,664       1,061       981            945         927
==================================================================================================================
EARNINGS, AS DEFINED                                   1,018        800        435            702         688
==================================================================================================================
EARNINGS, AS DEFINED, INCLUDING INTEREST
CREDITED TO CONTRACTHOLDERS                            2,676       1,855      1,409          1,641       1,608
==================================================================================================================
FIXED CHARGES
   Fixed charges above                                   6           6          7              6           7
------------------------------------------------------------------------------------------------------------------
   Dividends on subsidiary preferred stock               -           -          -              -           -
------------------------------------------------------------------------------------------------------------------
TOTAL FIXED CHARGES AND PREFERRED DIVIDEND               6           6          7              6           7
REQUIREMENTS
==================================================================================================================
TOTAL FIXED CHARGES, INTEREST CREDITED TO
CONTRACTHOLDERS  AND PREFERRED DIVIDEND           $    1,664      $1,061    $     981    $     945   $     927
REQUIREMENTS
==================================================================================================================
RATIOS
   Earnings, as defined, to total fixed charges        169.7       133.3       62.1          117.0        98.3
==================================================================================================================
   Earnings, as defined, to total fixed charges
     and preferred dividend requirements               169.7       133.3       62.1          117.0        98.3
==================================================================================================================
   Earnings, as defined, including interest
     credited to contractholders, to total
     fixed charges including interest credited          1.6         1.7        1.4            1.7         1.7
     to contractholders
==================================================================================================================
   Earnings, as defined, including interest
     credited to contractholders, to total
     fixed charges including interest credited
     to contractholders and preferred dividend          1.6         1.7        1.4            1.7         1.7
     requirements
==================================================================================================================
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